Exhibit 99.2

Bionano Genomics Announces Pricing of $88.5 Million Underwritten Public Offering of Common Stock

SAN DIEGO, Jan. 08, 2021 -- BIONANO GENOMICS, INC. (Nasdaq: BNGO), announced today the pricing of its previously announced underwritten public offering of 29,016,393 shares of its common stock at a price to the public of $3.05 per share. The gross proceeds to Bionano from the offering, before deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $88.5 million. In addition, Bionano has granted the underwriters a 30-day option to purchase up to an additional 4,352,458 shares of common stock at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any. All of the shares in the proposed offering are to be sold by Bionano. The offering is expected to close on January 12, 2021, subject to customary closing conditions.

Oppenheimer & Co. Inc. is acting as the sole book-running manager for the offering. BTIG, LLC is acting as the lead manager, and Ladenburg Thalmann & Co. Inc. and Maxim Group LLC are acting as the co-managers.

The shares are being offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-245762) previously filed on August 14, 2020 and declared effective by the Securities and Exchange Commission (SEC) on August 25, 2020. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the website of the SEC at www.sec.gov. When available, copies of the final prospectus supplement and accompanying prospectus relating to and describing the terms of the offering will be available on the website of the SEC and may also be obtained from: Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at 212-667-8055, or by email at EquityProspectus@opco.com.

Before investing in the offering, you should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that Bionano has filed with the SEC that are incorporated by reference in the preliminary prospectus supplement and the accompanying prospectus, which provide more information about Bionano and the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Bionano Genomics

Bionano is a genome analysis company providing tools and services based on its Saphyr system to scientists and clinicians conducting genetic research and patient testing, and providing diagnostic testing for those with autism spectrum disorder (ASD) and other neurodevelopmental disabilities through its Lineagen business. The Saphyr system is comprised of an instrument, chip consumables, reagents and a suite of data analysis tools, and genome analysis services to provide access to data generated by the Saphyr system for researchers who prefer not to adopt the Saphyr system in their labs.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements about Bionano’s expectations regarding the completion, timing and gross proceeds of the public offering. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties associated with Bionano’s business and financial condition in general, including the risks and uncertainties described in Bionano’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC, and Bionano’s subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Bionano undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionanogenomics.com

Investor Relations Contact:
Ashley R. Robinson
LifeSci Advisors, LLC
+1 (617) 430-7577
arr@lifesciadvisors.com